Exhibit 10.7

RAM HOLDINGS LTD.

AMENDED AND RESTATED 2006 EQUITY PLAN

Effective as of May 2, 2006

Amended and Restated November 11, 2008

1. Purposes

     The purposes of the RAM Holdings Ltd. Amended and Restated 2006 Equity Plan (the “Plan”) are to attract, retain and motivate key employees of the Company, to compensate them for their contributions to the growth and profits of the Company and to encourage them to own Common Shares.

2. Definitions

     For purposes of the Plan, the following terms shall be defined as follows:

     “Award” means an award made pursuant to the terms of the Plan to an Eligible Individual in the form of Share Options, Share Appreciation Rights, Share Awards, Restricted Share Units, Performance Units or Other Awards.

     “Award Agreement” means a written document approved in accordance with Section 7 which sets forth the terms and conditions of the Award to the Participant. An Award Agreement may be in the form of a certificate issued by RAM or one of its Subsidiaries which is executed by an officer on behalf of RAM or such Subsidiary but does not require the signature of the Participant.

     “Board” means the Board of Directors of the Company.

     “Code” means the Internal Revenue Code of 1986, as amended.

     “Committee” means the Compensation Committee of the Board, any successor committee thereto or any other committee appointed from time to time by the Board to administer the Plan. The Committee shall consist of at least two individuals and shall serve at the pleasure of the Board.

     “Common Share” means the common shares par value $.10 per share of RAM.

     “Company” means RAM and its Subsidiaries.

     “Eligible Individuals” means the individuals described in Section 6 who are eligible for Awards under the Plan.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the applicable rulings and regulations thereunder.

     “Fair Market Value” means, with respect to a Common Share on a given date (i) the average of the highest and the lowest quoted selling price of a Common Share as reported on the composite tape for securities listed on the New York Stock Exchange, NASDAQ, or such other national securities exchange as may be designated by the Committee, or, in the event that the Common Share is not listed for trading on a national securities exchange but is quoted on an automated system, on such automated system, in any such case on the valuation date (or, if there were no sales on the valuation date, the average of the highest and the lowest quoted selling prices as reported on said composite tape or automated system for the most recent day during which a sale occurred), and (ii) if there is no public market for the Common Share on such date, the Fair Market Value of a Common Share shall be determined in accordance with the valuation methodology approved by the Committee, in accordance with generally accepted valuation methodology practices. Notwithstanding the foregoing, with respect to any “stock right” within the meaning of Section 409A of the Code, Fair Market Value shall not be less than the “fair market value” of the shares of Common Shares determined in accordance with the final regulations promulgated under Section 409A of the Code.

     “Incentive Share Option” means a Share Option which is an “incentive stock option” within the meaning of Section 422 of the Code and designated by the Committee as an Incentive Share Option in an Award Agreement.

     “Nonqualified Share Option” means a Share Option which is not an Incentive Share Option.

     “Other Award” means any other form of award authorized under Section 13 of the Plan.

     “Participant” means an Eligible Individual to whom an Award has been granted under the Plan.

     “Performance Unit” means a performance unit granted to an Eligible Individual pursuant to Section 12 hereof.

     “RAM” means RAM Holdings Ltd., a Bermuda exempted company.

     “Restricted Share Unit” means a restricted share unit granted to an Eligible Individual pursuant to Section 11 hereof.

     “Share Appreciation Right” means a right to receive all or some portion of the appreciation on Common Shares granted to an Eligible Individual pursuant to Section 9 hereof.

     “Share Award” means a Common Share granted to an Eligible Individual for no consideration other than the provision of services (the value of which must be equal to at least the par value of such shares) or offer for sale to an Eligible Employee at a purchase price determined by the Committee, in either case pursuant to Section 10 hereof.

     “Share Option” means an Award to purchase Common Shares granted to an Eligible Individual pursuant to Section 8 hereof, which Award may be either an Incentive Share Option or a Nonqualified Share Option.

     “Subsidiary” means (i) a corporation or other entity with respect to which RAM, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation’s board of directors or analogous governing body, or (ii) any other corporation or other entity in which RAM, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan.

     “Substitute Award” means an Award granted in connection with a corporate transaction, such as a merger, amalgamation, combination, consolidation or acquisition of property or shares upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity.

3. Administration of the Plan

     (a) Power and Authority of the Committee. The Plan shall be administered by the Committee, which shall have full power and authority subject to the express provisions hereof, except as provided in Section 3(c):

     (i) to select Participants from the Eligible Individuals;

     (ii) to make Awards in accordance with the Plan;

     (iii) to determine the number of Common Shares subject to each Award or the cash amount payable in connection with an Award;

     (iv) to determine the terms and conditions of each Award, including, without limitation, those related to vesting, forfeiture, payment and exercisability, and the effect, if any, of a Participant’s termination of employment with the Company, and including the authority to amend the terms and conditions of an Award after the granting thereof (in compliance with Section 409A of the Code, if applicable) to a Participant in a manner that is not, without the consent of the Participant, prejudicial to the rights of such Participant in such Award;

     (v) to specify and approve the provisions of the Award Agreements delivered to Participants in connection with their Awards;

     (vi) to construe and interpret any Award Agreement delivered under the Plan;

     (vii)  to prescribe, amend and rescind rules and procedures relating to the Plan;

     (viii) to vary the terms of Awards to take account of tax, securities law andother regulatory requirements of foreign jurisdictions;

     (ix) subject to the provisions of the Plan and subject to such additional limitations and restrictions as the Committee may impose, to delegate to one or more officers of the Company some or all of its authority under the Plan;

     (x) to employ such legal counsel, independent auditors and consultants as it deems desirable for the administration of the Plan and to rely upon any opinion or computation received therefrom; and

     (xi) to make all other determinations and to formulate such procedures as may be necessary or advisable for the administration of the Plan.

     Notwithstanding any other provision of the Plan, the Committee shall administer the Plan, and exercise authority and discretion under the Plan, to satisfy the requirements of Section 409A of the Code or any exemption thereto.

     (b) Plan Construction and Interpretation. The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan (taking into account, without limitation, the application of Section 409A of the Code, as the Committee deems appropriate).

     (c) Consistency with Terms of Employment or Related Agreements. The Committee shall administer the Plan, construe the Plan and interpret the Plan with respect to a particular Participant in a manner consistent with the terms of any employment, management retention, change in control, severance or similar agreement between such Participant and RAM or any of its Subsidiaries or affiliates.

     (d) Determinations of Committee Final and Binding. All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan shall be final, binding and conclusive for all purposes and upon all persons interested herein.

     (e) Liability of Committee. No member of the Committee shall be liable for any action or determination made in good faith, and the members of the Committee shall be entitled to indemnification and reimbursement in the manner provided in RAM’s Bye-laws as they may be amended from time to time. In the performance of its responsibilities with respect to the Plan, the Committee shall be entitled to rely upon information and advice furnished by the Company’s officers, the Company’s accountants, the Company’s counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such advice.

     (f) Action by the Board. Anything in the Plan to the contrary notwithstanding, any authority or responsibility which, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board.

4. Effective Date and Term

     The Plan became effective on May 2, 2006 after approval by the Board and subject to the approval of the shareholders of RAM within 12 months of the date of approval by the Board. The Plan will expire on May 1, 2016.

5. Common Shares Subject to the Plan

     (a) General. Subject to adjustment as provided in Section 15(b) hereof, the number of Common Shares that may be issued pursuant to Awards under the Plan (the “Section 5 Limit”) shall not exceed, in the aggregate 2,470,000. Shares issued under this Plan shall be authorized but unissued shares.

     (b) Rules Applicable to Determining Shares Available for Issuance. For purposes of determining the number of Common Shares that remain available for issuance, the following shares shall be added back to the Section 5 Limit and again be available for Awards:

     (i) The number of shares that are subject to Share Options or other Awards (or portions thereof) that are forfeited, are cancelled, or expire, terminate or lapse unexercised;

     (ii) The number of shares tendered to pay the exercise price of a Share Option or other Award; and

     (iii) The number of shares withheld from any Award to satisfy a Participant’s tax withholding obligations to the extent permitted by applicable law or, if applicable, to pay the exercise price of a Share Option or other Award.

In addition, any shares underlying Substitute Awards shall not be counted against the Section 5 Limit.

6. Eligible Individuals

     Awards may be granted by the Committee to individuals (“Eligible Individuals”) who are: (i) members of the Board; (ii) officers or other key employees of the Company; (iii) employees of joint ventures, partnerships or similar business organizations in which the Company has a direct or indirect equity interest; and (iv) individuals who provide services to any joint ventures or business organizations in which the Company may participate in the future. Members of the Committee will not be eligible to receive Awards under the Plan.

7. Awards in General

     (a) Types of Award and Award Agreement. Awards under the Plan may consist of Share Options, Share Appreciation Rights, Share Awards, Restricted Share Units, Performance Units or Other Awards. Any Award described in Sections 8 through 13 of the Plan may be granted singly or in combination or tandem with any other Award, as the Committee may determine.

     (b) Terms Set Forth in Award Agreement. The terms and provisions of an Award shall be set forth in a written Award Agreement approved by the Committee and delivered or made available to the Participant as soon as practicable following the date of the Award. The vesting, exercisability, payment and other restrictions applicable to an Award (which may include, without limitation, restrictions on transferability or provision for mandatory resale to the Company) shall be determined by the Committee and set forth in the applicable Award Agreement. The terms and provisions of such Award Agreement shall remain effective notwithstanding any alteration, suspension or amendment of the Plan in whole or in part that would negatively affect the Participant’s rights under the Award Agreement. Notwithstanding the foregoing, the Committee may (taking into account, without limitation, the application of Section 409A of the Code, as the Committee deems appropriate) accelerate (i) the vesting or payment of any Award, (ii) the lapse of restrictions on any Award or (iii) the date on which any Share Option, Share Appreciation Right or other Award first becomes exercisable.

     (c) Termination of Employment and Change in Control. The Committee shall also have full authority (taking into account, without limitation, the application of Section 409A of the Code, as the Committee deems appropriate) to determine and specify in the applicable Award Agreement the effect, if any, that a Participant’s termination of employment for any reason will have on the vesting, exercisability, payment or lapse of restrictions applicable to an Award. The date of a Participant’s termination of employment for any reason shall be determined in the sole discretion of the Committee. Similarly, the Committee shall have full authority to determine the effect, if any, of a change in control of RAM on the vesting, exercisability, payment or lapse of restrictions applicable to an Award, which effect may be specified in the applicable Award Agreement or determined at a subsequent time. No determination by the Committee may be binding on a Participant to the extent that such determination is inconsistent with the terms of any employment, management retention, change in control, severance or similar agreement between that Participant and RAM or any of its Subsidiaries or affiliates and adversely affects the rights of the Participant under the applicable Award Agreement without the written consent of that Participant.

     (d) Dividends and Dividend Equivalents. The Committee may provide Participants with the right to receive dividends or payments equivalent to dividends or interest with respect to any outstanding Awards, which payments can either be paid currently or deemed to have been reinvested in Common Shares (in compliance with Section 409A of the Code, if applicable), and can be made in Common Shares, cash or a combination thereof, as the Committee shall determine.

8. Share Options

     (a) Terms of Share Options Generally. A Share Option shall entitle the Participant to whom the Share Option was granted to purchase a specified number of Common Shares during a specified period at a price that is determined in accordance with Section 8(b) below. Share Options may be either Nonqualified Share Options or Incentive Share Options. The Committee will fix the vesting and exercisability conditions (taking into account, without limitation, the application of Section 409A of the Code, as the Committee deems appropriate) applicable to a

Share Option, provided that no Share Option shall vest sooner than one year from the date of grant (subject to early vesting, if so provided by the Committee or in any employment, management retention, change in control, severance or similar agreement between the Participant and RAM or any of its Subsidiaries or affiliates, upon death, disability, termination of employment or a change in control of the Company).

     (b) Exercise Price. The exercise price per Common Share purchasable under a Share Option shall be fixed by the Committee at the time of grant or, alternatively, shall be determined by a method specified by the Committee at the time of grant; provided, however, that the exercise price per share shall be no less than 100% of the Fair Market Value per share on the date of grant; and provided further, that, except as provided in Section 15(b) below, the exercise price per Common Share applicable to a Share Option may not be adjusted or amended, including by means of amendment, cancellation or the replacement of such Share Option with a subsequently awarded Share Option.

     (c) Option Term. The term of each Share Option shall be fixed by the Committee and shall not exceed seven years from the date of grant.

     (d) Method of Exercise. Subject to the provisions of the applicable Award Agreement, the exercise price of a Share Option may be paid in cash or previously owned shares or a combination thereof. Common Shares issued pursuant to the exercise of a Share Option shall, subject to the terms hereof, be purchased for such consideration, paid for at such times, by such methods, and in such forms, including cash, share repurchase, option cancellation, Participant services or other consideration, as the Committee shall determine. In accordance with the rules and procedures established by the Committee for this purpose, the Share Option may also be exercised through a “cashless exercise” procedure approved by the Committee involving a broker or dealer approved by the Committee, that affords Participants the opportunity to sell immediately some or all of the shares underlying the exercised portion of the Share Option in order to generate sufficient cash to pay the Share Option exercise price and/or to satisfy withholding tax obligations related to the Share Option.

9. Share Appreciation Rights

     (a) General. A Share Appreciation Right shall entitle a Participant to receive, upon satisfaction of the conditions to the payment specified in the applicable Award Agreement, an amount equal to the excess, if any, of the Fair Market Value on the exercise date of the number of Common Shares for which the Share Appreciation Right is exercised, over the exercise price for such Share Appreciation Right specified in the applicable Award Agreement. The exercise price per Common Share covered by a Share Appreciation Right shall be fixed by the Committee at the time of grant or, alternatively, shall be determined by a method specified by the Committee at the time of grant; provided, however, that, except as provided in Section 9(b) below, the exercise price per share shall be no less than 100% of the Fair Market Value per share on the date of grant (or if the exercise price is not fixed on the date of grant, then on such date as the exercise price is fixed); and provided further, that, except as provided in Section 15(b) below, the exercise price per Common Share subject to a Share Appreciation Right may not be adjusted or amended, including by means of amendment, cancellation or the replacement of such Share Appreciation Right with a subsequently awarded Share Appreciation Right. At the sole discretion of the Committee, payments to a Participant upon exercise of a Share Appreciation Right may be made in cash, in Common Shares having an aggregate Fair Market Value as of the date of exercise equal to such amount, or in a combination of cash and shares having an aggregate value as of the date of exercise equal to such amount.

     (b) Share Appreciation Rights in Tandem with Share Options. A Share Appreciation Right may be granted alone or in addition to other Awards, or in tandem with a Share Option. A Share Appreciation Right granted in tandem with a Share Option may be granted either at the same time as such Share Option or subsequent thereto. If granted in tandem with a Share Option, a Share Appreciation Right shall cover the same number of Common Shares as covered by the Share Option (or such lesser number of shares as the Committee may determine) and shall be exercisable only at such time or times and to the extent the related Share Option shall be exercisable, and shall have the same term and exercise price as the related Share Option (which, in the case of a Share Appreciation Right granted after the grant of the related Share Option, may be less than the Fair Market Value per share on the date of grant of the tandem Share Appreciation Right). Upon exercise of a Share Appreciation Right granted in tandem with a Share Option, the related Share Option shall be canceled automatically to the extent of the number of shares covered by such exercise; conversely, if the related Share Option is exercised as to some or all of the shares covered by the tandem grant, the tandem Share Appreciation Right shall be canceled automatically to the extent of the number of shares covered by the Share Option exercise.

10.  Share Awards

     (a) General. A Share Award shall consist of one or more Common Shares granted to a Participant for no consideration other than the provision of services (the value of which must be equal to at least the par value of such shares). Share Awards shall be subject to such restrictions (if any) on transfer or other incidents of ownership for such periods of time, and shall be subject to such conditions of vesting, as the Committee may determine and as shall be set forth in the applicable Award Agreement.

     (b Distributions. Any Common Shares or other securities of the Company received by a Participant to whom a Share Award has been granted as a result of a share distribution to holders of Common Shares or as a share dividend on Common Shares shall be subject to the same terms, conditions and restrictions as such Share Award.

11.      Restricted Share Units

     An Award of Restricted Share Units shall consist of a grant of units, each of which represents the right of the Participant to receive one Common Share, subject to the terms and conditions established by the Committee (taking into account, without limitation, the application of Section 409A of the Code, as the Committee deems appropriate) in connection with the Award and set forth in the applicable Award Agreement. Upon satisfaction of the conditions to vesting and payment specified in the applicable Award Agreement, Restricted Share Units will be payable in Common Shares or, if the Committee so determines, in cash, equal to the Fair Market Value of the shares subject to such Restricted Share Units. Restricted Share Units that are granted to an Eligible Individual in respect of corporate performance shall vest no sooner than one year from the date of grant, and Restricted Share Units that are granted in connection with hiring or retention arrangements between the Company and a Participant shall vest no sooner than three years from the date of grant (subject, in either case, to early vesting, if so provided by the Committee or in any employment, management retention, change in control, severance or similar agreement between the Participant and RAM or any of its Subsidiaries or affiliates, upon death, disability, termination of employment or a change in control of the Company).

12.  Performance Units

     Performance units may be granted as fixed or variable share- or dollar-denominated units subject to such conditions of vesting and time of payment as the Committee may determine and as shall be set forth in the applicable Award Agreement relating to such Performance Units. Performance Units may be paid in Common Shares, cash or a combination of Common Shares and cash, as the Committee may determine.

13. Other Awards

     The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related Awards not described above which the Committee determines to be consistent with the purpose of the Plan and the interests of the Company, which Awards may provide for cash payments based in whole or in part on the value or future value of Common Shares, for the acquisition or future acquisition of Common Shares, or any combination thereof. Other Awards shall also include cash payments (including the cash payment of dividend equivalents) under the Plan which may be based on one or more criteria determined by the Committee which are unrelated to the value of Common Shares and which may be granted in tandem with, or independent of, other Awards under the Plan.

14. Certain Restrictions

     (a)  Transfers. Unless the Committee determines otherwise, no Award shall be transferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order; provided, however, that the Committee may, in its discretion and subject to such terms and conditions as it shall specify, permit the transfer of an Award for no consideration to a Participant’s family members or to one or more trusts or partnerships established in whole or in part for the benefit of one or more of such family members (collectively, “Permitted Transferees”). Any Award transferred to a Permitted Transferee shall be further transferable only by will or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the Participant. The Committee may in its discretion permit transfers of Awards other than those contemplated by this Section 14(a).

     (b) Exercise. During the lifetime of the Participant, a Share Option, Share Appreciation Right or similar-type Other Award shall be exercisable only by the Participant or by a Permitted Transferee to whom such Share Option, Share Appreciation Right or Other Award has been transferred in accordance with Section 14(a).

15.    Recapitalization or Reorganization

     (a)    Authority of the Company and Shareholders. The existence of the Plan, the Award Agreements and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger, amalgamation or consolidation of the Company, any issue of shares or of options, warrants or rights to purchase shares or of bonds, debentures, preferred or prior preference shares whose rights are superior to or affect the Common Shares or the rights thereof or which are convertible into or exchangeable for Common Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

      (b)  Change in Capitalization. Notwithstanding any provision of the Plan or any Award Agreement, the number and kind of shares authorized for issuance under Section 5(a) above shall, as necessary, be equitably adjusted in the sole discretion of the Committee in order to ensure that the Participant retains no less than the equivalent value of such adjusted shares, in the event of a share split, bonus issue, share dividend, recapitalization, reorganization, merger, amalgamation, consolidation, extraordinary dividend, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Shares at a price substantially below Fair Market Value or other similar corporate event affecting the Common Shares in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan. In addition, upon the occurrence of any of the foregoing events, the number of outstanding Awards and the number and kind of shares subject to any outstanding Award and the purchase price per share, if any, under any outstanding Award shall, as necessary, be equitably adjusted (including by payment of cash to a Participant) in the sole discretion of the Committee in order to preserve the benefits or potential benefits intended to be made available to Participants granted Awards. Such adjustments shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final. Unless otherwise determined by the Committee, such adjusted Awards shall be subject to the same vesting schedule and restrictions to which the underlying Award is subject.

16. Amendments

     The Board or Committee may at any time and from time to time alter, suspend or amend the Plan in whole or in part; provided, however, that no such alteration, suspension or amendment may be binding on a Participant to the extent that is inconsistent with the terms of any employment, management retention, change in control, severance or similar agreement between that Participant and RAM or any of its Subsidiaries or affiliates and adversely affects the rights of such Participant under an Award without the written consent of that Participant, and provided further, that any amendment which under the requirements of any applicable law or stock exchange rule must be approved by the shareholders of the Company shall not be effective unless and until such shareholder approval has been obtained in compliance with such law or rule; and provided further, that, except as contemplated by Section 15(b) above, the Board or Committee may not, without the approval of the Company’s shareholders, increase the maximum number of shares issuable under the Plan or reduce the exercise price of a Share Option or Share Appreciation Right. No termination or amendment of the Plan may, without the consent of the Participant to whom an Award has been granted, adversely affect the rights of such Participant under such Award. Notwithstanding any provision herein to the contrary, the Board or Committee shall have broad authority to amend the Plan or any Award under the Plan to take into account changes in applicable tax laws, securities laws, accounting rules and other applicable state and federal laws, including, without limitation, to the extent necessary or desirable to comply with Section 409A of the Code.

     17.  Miscellaneous

      (a)    Tax Withholding. The Company may require any individual entitled to receive a payment in respect of an Award to remit to the Company, prior to such payment, an amount sufficient to satisfy any Federal, state or local tax withholding requirements. The Company shall also have the right to deduct from all cash payments made pursuant to or in connection with any Award any Federal, state or local taxes required to be withheld with respect to such payments. To the extent permitted by applicable law, in the case of an Award payable in Common Shares, the Company may permit such individual to satisfy, in whole or in part, such obligation to remit the minimum statutory withholding amount of taxes by directing the Company to withhold Common Shares that would otherwise be received by such individual, pursuant to such rules as the Committee may establish from time to time.

     (b)  No Right to Grants or Employment. No Eligible Individual or Participant shall have any claim or right to receive grants of Awards under the Plan. Nothing in the Plan or in any

Award or Award Agreement shall confer upon any employee of the Company any right to continued employment with the Company or interfere in any way with the right of the Company to terminate the employment of any of its employees at any time, with or without cause.

     (c) Other Compensation. Nothing in this Plan shall preclude or limit the ability of the Company to pay any compensation to a Participant under the Company’s other compensation and benefit plans and programs.

     (d) Other Employee Benefit Plans. Payments received by a Participant under any Award made pursuant to the Plan shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Company, unless otherwise specifically provided for under the terms of such plan or arrangement or by the Committee.

     (e) Unfunded Plan. The Plan is intended to constitute an unfunded plan for incentive compensation. Prior to the payment or settlement of any Award, nothing contained herein shall give any Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Shares or payments in lieu thereof with respect to Awards hereunder.

     (f) Securities Law Restrictions. The Committee may require each Eligible Individual purchasing or acquiring Common Shares pursuant to a Share Option or other Award under the Plan to represent to and agree with the Company in writing that such Eligible Individual is acquiring the shares for investment and not with a view to the distribution thereof. All certificates for Common Shares delivered under the Plan shall be subject to such share-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any exchange upon which the Common Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. No Common Shares shall be issued hereunder unless the Company shall have determined that such issuance is in compliance with, or pursuant to an exemption from, all applicable federal and state securities laws.

     (g) Compliance with Rule 16b-3. Notwithstanding anything contained in the Plan or in any Award Agreement to the contrary, if the consummation of any transaction under the Plan would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction or the effectiveness of such action to the extent necessary to avoid such liability, but in no event for a period longer than six months.

     (h) Award Agreement. In the event of any conflict or inconsistency between the Plan and any Award Agreement, the Plan shall govern, and the Award Agreement shall be interpreted to minimize or eliminate any such conflict or inconsistency.

     (i) Expenses. The costs and expenses of administering the Plan shall be borne by the Company.

     (j) Application of Funds. The proceeds received from the Company from the sale of Common Shares or other securities pursuant to Awards will be used for general corporate purposes.

     (k) Applicable Law. Except as to matters of federal law, the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of New York without giving effect to conflicts of law principles.

     (l) Compliance with Section 409A of the Code.

     (i) To the extent applicable, it is intended that this Plan and any Awards granted hereunder comply with the requirements of Section 409A of the Code, and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

     (ii) With respect to any Award issued under the Plan that is subject to Section 409A of the Code, and with respect to which a payment or distribution is to be made upon a termination of service, if the Participant is determined by the Company to be a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code and any of the Company’s stock is publicly traded on an established securities market or otherwise, such payment or distribution may not be made before the date which is six months after the date of termination of service (to the extent required under Section 409A of the Code).